November 2026

Pricing Supplement

Dated November 6, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025,

Index Supplement dated February 6, 2025 and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Enhanced Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing level of each underlying index is equal to or greater than 100.00% of its initial index level, which we refer to as its call threshold level, on the determination date prior to the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding. If, however, on the determination date prior to the final determination date the closing level of any underlying index is less than its call threshold level, the securities will not be subject to an early redemption. If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than 60.00% of its initial index level, which we refer to as its maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 8.75% per annum, or $1,175.00. If, however, the securities have not previously been redeemed and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index with the lowest underlying return as compared to the other underlying indices (the “worst performing underlying index”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any increase of the underlying indices. Because all payments on the securities are based on the worst performing underlying index, if the securities have not been previously redeemed and any underlying index declines on the final determination date to less than its downside threshold level will result in a loss of a significant portion and, in extreme situations, all of your initial investment, even if any other underlying index increases or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn a return at a potentially above-market rate in exchange for forgoing any current income and the risk of losing a significant portion and, in extreme situations, all of their initial investment at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying indices:	MSCI® Emerging Markets IndexSM (Bloomberg Ticker: “MXEF”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$13,303,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	November 6, 2026
Original issue date:

November 12, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

November 9, 2028, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on the determination date prior to the final determination date, the closing level of each underlying index is equal to or greater than its call threshold level, the securities will be automatically redeemed for an early redemption amount on the first call payment date immediately following the related determination date.

Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date.
Determination dates; premiums:	The premium applicable to each determination date are based on a return of approximately 8.75% per annum and shall be as follows:
		Determination dates	Premium (per security)
		November 8, 2027	$87.50
		November 6, 2028 (the “Final Determination Date”)	Maturity Redemption Payment

Each determination date is subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement).

Call payment date:	November 18, 2027, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement.
Payment at maturity:	●If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than its maturity redemption threshold level:			the maturity redemption payment

●If the securities have not previously been redeemed and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level):

(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

If the securities have not previously been redeemed and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying index.

Maturity redemption payment:	$1,175.00, which corresponds to a return of approximately 8.75% per annum
Underlying return:	The quotient, expressed as a percentage of the following formula: (final index level − initial index level) / initial index level
Initial index level:	1,502.288018, which is the closing level of the MSCI® Emerging Markets IndexSM on the pricing date 7,376.86, which is the closing level of the S&P 500® Index on the pricing date
Worst performing underlying index:	The underlying index with the lowest underlying return as compared to any other underlying index
Call threshold level:	1,502.288018, which is equal to 100.00% of the initial index level of the MSCI® Emerging Markets IndexSM 7,376.86, which is equal to 100.00% of the initial index level of the S&P 500® Index
Maturity redemption threshold level:	901.372811, which is equal to 60.00% of the initial index level of the MSCI® Emerging Markets IndexSM 4,426.12, which is equal to 60.00% of the initial index level of the S&P 500® Index
Downside threshold level:	901.372811, which is equal to 60.00% of the initial index level of the MSCI® Emerging Markets IndexSM 4,426.12, which is equal to 60.00% of the initial index level of the S&P 500® Index
Final index level:	The closing level of each underlying index on the final determination date
CUSIP / ISIN:	90266FCJ3 / US90266FCJ30
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	1.25%(a) + 0.31%(b) 1.56%	98.44%
Total		$13,303,000.00	$207,526.80	$13,095,473.20

(1)  UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $15.60 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount, which reflects:

(a) a fixed sales commission of $12.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $3.10 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $978.30. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025 Index supplement dated February 6, 2025 Prospectus dated February 6, 2025

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
Index Supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007688/ubs_424b2-03745.htm
Product Supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Enhanced Trigger Jump Securities with Auto-Callable Feature that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025, references to the “accompanying index supplement” mean the UBS index supplement, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the index supplement; and finally, the accompanying prospectus.

November 2026 Page 2

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Investment Summary

The Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028 based on the worst performing of the MSCI® Emerging Markets IndexSM and the S&P 500® Index, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing level of each underlying index is equal to or greater than 100.00% of its initial index level, which we refer to as its call threshold level on the determination date prior to the final determination date, the securities will be automatically redeemed for an early redemption amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding and is based on a return of approximately 8.75% per annum of the stated principal amount. If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than 60.00% of its initial index level, which we refer to as its maturity redemption threshold level, the payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 8.75% per annum, or $1,175.00. If, however, the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 60.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment. In addition, investors will not participate in any increase of the underlying indices.

November 2026 Page 3

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Key Investment Rationale

The securities offer the opportunity for investors to receive a premium that increases the longer the securities are outstanding and based on a return of approximately 8.75% per annum of the stated principal amount if the closing level of each underlying index is equal to or greater than its call threshold level on the determination date prior to the final determination date. If the closing level of each underlying index is equal to or greater than its call threshold level on the determination date prior to the final determination date, the securities will be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the premium applicable to the related determination date. If the securities have not previously been redeemed and the final index level of each underlying index is equal to or greater than its maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 8.75% per annum, or $1,175.00. If, however, the securities have not previously been redeemed and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the worst performing underlying index over the term of the securities. The payment at maturity will vary depending on the final index levels, as follows:

Scenario 1

On the determination date prior to the final determination date, the closing level of each underlying index is equal to or greater than its call threshold level.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date.

￭Investors will not participate in any increase of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final index level of each underlying index is equal to or greater than its maturity redemption threshold level.

￭The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 8.75% per annum, or $1,175.00.

￭Investors will not participate in any increase of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level).

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a premium or the maturity redemption payment if the closing level of any underlying index is less than its call threshold level on the determination date prior to the final determination date and less than its maturity redemption threshold level on the final determination date. If the securities are not redeemed prior to the final determination date and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

November 2026 Page 4

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index (the “index constituent stocks”).

￭You understand and accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date.

￭You believe that the closing level of each underlying index will be equal to or greater than its call threshold level on a determination date other than the final determination date, or if the securities are not automatically redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its maturity redemption threshold level.

￭You understand and are willing to accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and you accept the risks of investing in securities with a return based on the worst performing underlying index.

￭You understand and accept that you will not participate in any increase in the level of any underlying index and that any potential positive return is limited to the return reflected by the premium or the maturity redemption payment, as applicable.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

￭You are willing to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels and the premium and the maturity redemption payment specified on the cover hereof.

￭You are willing to forgo any dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying indices.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date.

￭You believe that the closing level of any underlying index will decline during the term of the securities and is likely to be less than its call threshold level on each determination date other than the final determination date and less than its maturity redemption threshold level on the final determination date.

￭You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index.

￭You seek an investment that participates in the increase in the levels of the underlying indices or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying indices.

￭You are unwilling to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels, the premium or the maturity redemption payment specified on the cover hereof.

￭You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market.

￭You do not understand or are not willing to accept the risks associated with the underlying indices.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

November 2026 Page 5

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Determination Date Prior to the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios,

see “Hypothetical Examples” beginning on the following page.

November 2026 Page 6

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof):

Stated Principal Amount:	$1,000.00 per security
Hypothetical Initial Index Level: Underlying Index A: Underlying Index B:	100.00 100.00
Hypothetical Call Threshold Level: Underlying Index A: Underlying Index B:	100.00, which is 100.00% of its initial index level 100.00, which is 100.00% of its initial index level
Hypothetical Maturity Redemption Threshold Level: Underlying Index A: Underlying Index B:	60.00, which is 60.00% of its initial index level 60.00, which is 60.00% of its initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B:	60.00, which is 60.00% of its initial index level 60.00, which is 60.00% of its initial index level
Hypothetical Premium: Determination Date Prior to Final Determination Date:	$87.50 per security
Maturity Redemption Payment:	$1,175.00 per security
Stated Principal Amount:	$1,000.00 per security

In Example 1, the closing levels of the underlying indices fluctuate over the term of the securities and the closing level of each underlying index is equal to or greater than its hypothetical call threshold level on the determination date prior to the final determination date and, consequently, the securities are automatically redeemed on the related call payment date. In Examples 2 and 3, the closing level of at least one underlying index on the determination date prior to the final determination date is less than its call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Premium	Early Redemption Amount
#1	110.00 (at or above call threshold level)	120.00 (at or above call threshold level)	—*	$1,087.50
Final Determination Date	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* The early redemption amount includes the unpaid premium with respect to the determination date on which the closing level for each underlying index is equal to or greater than its call threshold level and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the first determination date as the closing level of each underlying index on such determination date is equal to or greater than its call threshold level. Because the closing levels of all of the underlying indices on the first determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. Following the first determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to First Determination Date = $1,000.00 + $87.50 = $1,087.50

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total payment per security in this example is $1,087.50 (a total return of 8.75% on the securities).

November 2026 Page 7

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Examples 2 and 3 illustrate the payment at maturity per security based on the final index level of the worst performing underlying index.

	Example 2				Example 3
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Premium	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Premium	Early Redemption Amount
#1	97.00 (below call threshold level)	80.00 (below call threshold level)	N/A	N/A	93.00 (below call threshold level)	85.00 (below call threshold level)	N/A	N/A
Final Determination Date	75.00 (at or above maturity redemption threshold level)	108.00 (at or above maturity redemption threshold level)	N/A	N/A	40.00 (below maturity redemption threshold level and downside threshold level)	68.00 (at or above maturity redemption threshold level and downside threshold level)	N/A	N/A
Payment at Maturity	$1,175.00*				$400.00

* The maturity redemption payment, if any, will be paid at maturity.

￭In Example 2, on the determination date prior to the final determination date, the closing level of at least one of the underlying indices is less than its call threshold level. As a result, the securities are not redeemed and you do not receive the premium or early redemption amount following that determination date. Because the closing level of each underlying index is equal to or greater than its maturity redemption threshold level on the final determination date, at maturity, you receive the maturity redemption payment of $1,175.00.

In this example, you receive the maturity redemption payment, equal to a total payment of $1,175.00 per security at maturity. Your total payment per security in this example is $1,175.00 (a total return of 17.50% on the securities).

In Example 3, on each of the determination dates prior to the final determination date, the closing level of at least one underlying index is less than its call threshold level. As a result, the securities are not redeemed and you do not receive the premium or early redemption amount following that determination date. Furthermore, because the final index level of at least one underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level) on the final determination date, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Index)

= $1,000.00 + ($1,000.00 × -60.00%)

 = $400.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline, you will receive a total cash payment per security at maturity equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a premium or the maturity redemption payment, as applicable, if the closing level of any underlying index is less than its call threshold level on the determination date prior to the final determination date or less than its maturity redemption threshold level on the final determination date. If the securities are not redeemed prior to the final determination date and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

You will be exposed to the market risk of each underlying index on each determination date (including the final determination date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

November 2026 Page 8

Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index level of each underlying index is equal to or greater than its downside threshold level (which is equal to its maturity redemption threshold level) and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying index.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of each underlying index is equal to or greater than its call threshold level.

￭No interest payments. UBS will not pay any interest with respect to the securities.

￭Higher premiums and a higher maturity redemption payment are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices generally reflects a higher expectation as of the pricing date that the closing level of any of the underlying indices could be less than its call threshold level on the determination date prior to the final determination date and/or its maturity redemption threshold level and/or downside threshold level on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in higher premiums and a higher maturity redemption payment for that security. However, while the premium and the maturity redemption payment are set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any underlying index for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing level of each underlying index is equal to or greater than its call threshold level on the determination date prior to the final determination date. If the securities are redeemed, you will receive the early redemption amount on the call payment date and will not receive any further payments. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on that determination date, which generally coincides with a period of greater risk of principal loss on your securities. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭Your potential return on the securities is limited to any premium or the return reflected by the maturity redemption payment and you will not participate in any increase of any underlying index. The return potential of the securities is limited to the pre-specified premium or the maturity redemption payment, regardless of the increase of the underlying indices. Because the maturity redemption payment is greater than the premium, your potential return on the securities is greater if the securities are not redeemed prior to maturity. However, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will be subject to the decrease in the level of the worst performing underlying index even though you cannot participate in any increase in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

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￭Your return on the securities may change significantly despite only a small difference in the final index level of the worst performing underlying index. Your return on the securities may change significantly despite only a small change in level of the worst performing underlying index. For example, if the final index level of the worst performing underlying index is equal to its downside threshold level (which is equal to its maturity redemption threshold level), you would receive a positive return on your securities that is equal to the return represented by the maturity redemption payment, whereas a decline in the level of the worst performing underlying index to a final index level that is only slightly lower than its downside threshold level would instead result in a percentage loss of your principal amount equal to the underlying return of the worst performing underlying index. The return on an investment in the securities in these two scenarios is significantly different despite only a small relative difference in the level of the worst performing underlying index.

￭Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive the premium on the call payment date or the maturity redemption payment on the maturity date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive the premium or the maturity redemption payment and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or the final index level, as applicable, of any underlying index will be less than its call threshold level, maturity redemption threshold level and/or downside threshold level. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the closing level or the final index level, as applicable, of any underlying index is less than its call threshold level, maturity redemption threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Indices

￭Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the issuers of the index constituent stocks (the “index constituent stock issuers”) and the underlying indices.

￭You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the closing level of each underlying index will be equal to or greater than its call threshold level on the determination date prior to the final determination date, or, if the securities are not redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its maturity redemption threshold level and/or downside threshold level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your initial investment.

￭Changes affecting an underlying index, including regulatory changes, could have an adverse effect on the market value of, and return on, the securities. The policies of any index sponsor as specified under “Information About the Underlying Indices” (each, an “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which such index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the applicable underlying index. The policies of an index sponsor with respect to the calculation of the applicable underlying index could also adversely affect the level of such underlying index. An index sponsor may discontinue or suspend calculation or dissemination of the applicable underlying index. Further, indices like the underlying indices have been, and continue to be, the subject of regulatory guidance and proposal for reform including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (the applicable underlying index) or the administrator (its index sponsor) or user of a benchmark (such as UBS) to comply with the

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authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. Such events and the potential adjustments are described further in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the securities.

￭There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

￭The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

￭The securities are subject to currency exchange rate risks. The securities are subject to currency exchange rate risks because the MSCI® Emerging Markets IndexSM is comprised of stocks that are traded and quoted in non-U.S. currencies on non-U.S. markets. The prices of its index constituent stocks are converted into U.S. dollars for purposes of calculating the level of such index. As a result, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies represented in such index. The values of the currencies of the index constituent stocks of such index may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. The level of such index will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each of its non-U.S. constituents. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the applicable index constituent stocks, and therefore the level of such index, and the market value of, and return on, the securities, may be adversely affected.

￭The securities are subject to risks associated with non-U.S. securities markets. The securities are subject to risks associated with non-U.S. securities markets because the MSCI® Emerging Markets IndexSM is comprised of stocks that are traded in one or more non-U.S. securities markets. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

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The securities may also be subject to regulatory risks, including sanctions, because the MSCI® Emerging Markets IndexSM is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the MSCI® Emerging Markets IndexSM and, as a result, the market value of, and return on the securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem such index’s closing level on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. For additional information, see the section “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

￭The securities are subject to emerging markets risks. The securities are subject to risks associated with emerging market companies and emerging securities markets because the MSCI® Emerging Markets IndexSM is comprised of the stocks of emerging market companies that are traded on various emerging market exchanges. Generally, emerging market securities markets may be more volatile than U.S. or other, developed non-U.S. securities markets, and market developments may affect emerging markets differently from U.S. and other, developed non-U.S. securities markets. Direct or indirect government intervention to stabilize these emerging markets, as well as cross shareholdings in emerging market companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about emerging market companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and emerging market companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in emerging market countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the emerging securities markets, include the possibility of recent or future changes in the emerging market government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to emerging market companies or investments in emerging market equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular emerging market economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Estimated Value Considerations

￭The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation of the underlying indices, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Indices — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges

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are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation of the underlying indices; the volatility of the underlying indices; any dividends paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

Potential conflict of interest. UBS and its affiliates may engage in business with any index constituent stock issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices. The calculation agent can postpone the determination of the initial index level, closing level or final index level of any underlying index (and therefore the related call payment date or maturity date, as applicable) if a market disruption event occurs and is continuing, on the pricing date, any determination date or the final determination date, respectively.

As UBS determines the economic terms of the securities, including the premium applicable to each determination date, call threshold levels, maturity redemption threshold levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded

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and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the corresponding call threshold levels, maturity redemption threshold level and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the levels of the underlying indices on the determination dates and, accordingly, whether the securities are redeemed early and, if the securities are not redeemed early, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

￭Potential UBS impact on an underlying index or index constituent stock. Trading or transactions by UBS and/or its affiliates in an underlying index or any index constituent stock, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying index or any index constituent stock, may adversely affect the market price(s) or level(s) of that underlying index on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any premium or at maturity.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS’ ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose a significant portion or all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences severe financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

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Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to-equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Information About the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical levels of each underlying index as an indication of future performance.

MSCI® Emerging Markets IndexSM

We have derived all information contained herein regarding the MSCI® Emerging Markets IndexSM (“MXEF”) including, without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by MSCI Inc. (its “index sponsor” or “MSCI”). MXEF is published by MSCI, but MSCI has no obligation to continue to publish MXEF, and may discontinue publication of MXEF at any time. MXEF is determined, comprised and calculated by MSCI without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — Non-U.S. Indices — MSCI Indexes” and “ — MSCI® Emerging Markets IndexSM”, MXEF is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg and Reuters Limited. MXEF is a free float adjusted market capitalization index designed to measure equity market performance in the global emerging markets and is one of the MSCI Global Investable Market Indices.

MXEF is considered a “standard” index, which means it consists of all eligible large-capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. MXEF has a base date of December 31, 1987. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Historical Information

The closing level of the underlying index on November 6, 2026 was 1,502.288018. The graph below shows the closing levels of the underlying index for each day from January 1, 2016 to November 6, 2026. The dotted lines represent its downside threshold level and maturity redemption threshold level of 901.372811, which is equal to 60.00% of its initial index level, and its call threshold level of 1,502.288018, which is equal to 100.00% of its initial index level. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

MSCI® Emerging Markets IndexSM – Daily Closing Levels January 1, 2016 to November 6, 2026

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Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

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S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Historical Information

The closing level of the underlying index on November 6, 2026 was 7,376.86. The graph below shows the closing levels of the underlying index for each day from January 1, 2016 to November 6, 2026. The dotted lines represent its downside threshold level and maturity redemption threshold level of 4,426.12, which is equal to 60.00% of its initial index level, and its call threshold level of 7,376.86, which is equal to 100.00% of its initial index level. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

S&P 500® Index – Daily Closing Levels January 1, 2016 to November 6, 2026

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This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices. Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

$13,303,000 Based on the worst performing index of the MSCI® Emerging Markets IndexSM and the S&P 500® Index

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each call payment date shall be the date one business day prior to such scheduled call payment date; provided, however, that any premium payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Hogan Lovells Cadwalader US LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the relevant securities. U.S. holders should consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury sought comments from the public on the taxation of financial instruments such as the securities, and were actively considering whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. Although the IRS subsequently obsoleted Notice 2008-2 in 2026, it is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.

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Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

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Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code, and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of the securities upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.

Based on our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial

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Enhanced Trigger Jump Securities with Auto-Callable Feature due November 9, 2028

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instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any premium paid with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent stock issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $15.60 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $15.60 reflecting a fixed sales commission of $12.50 and a fixed structuring fee of $3.10 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the

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securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” of this document.

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the UK Financial Conduct Authority (the “FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulation 2024.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated July 9, 2026 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated December 6, 2024 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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